Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Liberty Media Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid
	Equity	Series A Liberty SiriusXM Common Stock, par value $0.01 per share (“LSXMA”)	457(c) and 457(f)	(1)	(2)	(1)(2)	$110.20 per $1,000,000	(3)
	Equity	Series B Liberty SiriusXM Common Stock, par value $0.01 per share (“LSXMB”)	457(c) and 457(f)	(1)	(2)	(1)(2)	$110.20 per $1,000,000	(3)
	Equity	Series C Liberty SiriusXM Common Stock, par value $0.01 per share (“LSXMK”)	457(c) and 457(f)	(1)	(2)	(1)(2)	$110.20 per $1,000,000	(3)
	Equity	Series A Liberty Formula One Common Stock, par value $0.01 per share (“FWONA”)	457(c) and 457(f)	(1)	(2)	(1)(2)	$110.20 per $1,000,000	(3)
	Equity	Series B Liberty Formula One Common Stock, par value $0.01 per share (“FWONB”)	457(c) and 457(f)	(1)	(2)	(1)(2)	$110.20 per $1,000,000	(3)
	Equity	Series C Liberty Formula One Common Stock, par value $0.01 per share (“FWONK”)	457(c) and 457(f)	(1)	(2)	(1)(2)	$110.20 per $1,000,000	(3)
	Equity	Series A Liberty Live Common Stock, par value $0.01 per share (“LLYVA”)	457(c) and 457(f)	(1)	(2)	(1)(2)	$110.20 per $1,000,000	(3)
	Equity	Series B Liberty Live Common Stock, par value $0.01 per share (“LLYVB”)	457(c) and 457(f)	(1)	(2)	(1)(2)	$110.20 per $1,000,000	(3)
	Equity	Series C Liberty Live Common Stock, par value $0.01 per share (“LLYVK”)	457(c) and 457(f)	(1)	(2)	(1)(2)	$110.20 per $1,000,000	(3)
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-
	Total Offering Amounts					$26,688,414,723.39		$2,941,063.30
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$2,941,063.30

(1)	The number of shares of the Registrant’s proposed LSXMA, LSXMB and LSXMK (collectively, “Liberty SiriusXM Common Stock”), respectively, to be registered will be determined based upon (A) (i) the number of outstanding shares of the same series of the Registrant’s current Series A Liberty SiriusXM common stock, par value $0.01 per share (“Old LSXMA”), Series B Liberty SiriusXM common stock, par value $0.01 per share (“Old LSXMB”), and Series C Liberty SiriusXM common stock, par value $0.01 per share (“Old LSXMK”), (collectively, “Existing Liberty SiriusXM Common Stock”), plus (ii) the number of such shares issuable upon exercise of outstanding stock options and settlement of outstanding restricted stock units, multiplied by (B) the applicable distribution ratio, which is the number of shares of Liberty SiriusXM Common Stock into which each share of the corresponding series of Existing Liberty SiriusXM Common Stock will be reclassified in accordance with the reclassification proposals as discussed in the Form S-4 filing to which this Filing Fee Table is attached (the “Reclassification Proposals”). The number of shares of the Registrant’s proposed FWONA, FWONB and FWONK (collectively, “Liberty Formula One Common Stock”), respectively, to be registered will be determined based upon (A) (i) the number of outstanding shares of the same series of the Registrant’s current Series A Formula One common stock, par value $0.01 per share (“Old FWONA”), Series B Formula One common stock, par value $0.01 per share (“Old FWONB”), and Series C Formula One common stock, par value $0.01 per share (“Old FWONK”), (collectively, “Existing Liberty Formula One Common Stock”), plus (ii) the number of such shares issuable upon exercise of outstanding stock options and settlement of outstanding restricted stock units, multiplied by (B) the applicable distribution ratio, which is the number of shares of Liberty Formula One Common Stock into which each share of the corresponding series of Existing Liberty Formula One Common Stock will be reclassified in accordance with the Reclassification Proposals. The number of shares of the Registrant’s proposed LLYVA, LLYVB and LLYVK (collectively, “Liberty Live Common Stock”), respectively, to be registered will be determined based upon the sum of (x)(A)(i) the number of outstanding shares of Existing Liberty SiriusXM Common Stock, plus (ii) the number of shares of Existing Liberty SiriusXM Common Stock issuable upon exercise of relevant outstanding stock options and settlement of outstanding restricted stock units, multiplied by (B) the applicable distribution ratio, which is the number of shares of Liberty Live Common Stock into which each share of the corresponding series of Existing Liberty SiriusXM Common Stock will be reclassified in accordance with the Reclassification Proposals, plus (y)(A)(i) the number of outstanding shares of Existing Liberty Formula One Common Stock, plus (ii) the number of shares of Existing Liberty Formula One Common Stock issuable upon exercise of relevant outstanding stock options and settlement of outstanding restricted stock units, multiplied by (B) the applicable distribution ratio, which is the number of shares of Liberty Live Common Stock into which each share of the corresponding series of Existing Liberty Formula One Common Stock will be reclassified in accordance with the Reclassification Proposals. The Registrant had (i) outstanding as of November 30, 2022, 98,094,012 shares of Old LSXMA, 9,802,232 shares of Old LSXMB and 218,593,828 shares of Old LSXMK and (ii) as of November 30, 2022, 6,900,533 shares of Old LSXMK issuable upon exercise of outstanding stock options and settlement of existing restricted stock units. The Registrant had (i) outstanding as of November 30, 2022, 23,974,078 shares of Old FWONA, 2,445,666 shares of Old FWONB and 207,412,510 shares of Old FWONK and (ii) as of November 30, 2022, 7,141,167 shares of Old FWONK issuable upon exercise of outstanding stock options and settlement of existing restricted stock units.

(2)	Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(f)(1) and 457(c) under the Securities Act, based on the average of (i) the high and low prices of Old LSXMA, Old LSXMB, Old LSXMK, Old FWONA and Old FWONK, respectively, on the Nasdaq Global Select Market on December 19, 2022 (which was $38.78, $41.62, $38.64, $51.85 and $57.81, respectively) and (ii) the bid and ask sales price of Old FWONB on the OTCQB Market on December 19, 2022 (which was $47.78 per share).

(3)	Calculated pursuant to Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by .0001102.